                                                                 EXHIBIT 23.04


     I do hereby consent to the use of my name in the within Registration Statement and the accompanying Prospectus of Northern States Power Company, a Wisconsin corporation, and to the use of my opinion as Exhibit 5.01 to said Registration Statement.

                                         JOHN P. MOORE, JR.

Eau Claire, Wisconsin
April 26, 1996